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                           AGREEMENT OF JOINT FILING

        SWACQ, Inc. and The Sherwin-Williams Company agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit, and all future amendments to the Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.


Dated: November 9, 1995


                                SWACQ, Inc.

                                By: /s/ C.G. Ivy*
                                    -------------------------------
                                        C.G. Ivy
                                        Vice President


                                THE SHERWIN-WILLIAMS COMPANY, INC.

                                By: /s/ C.G. Ivy*
                                    -------------------------------
                                        C.G. Ivy
                                        Vice President--Corporate Planning
                                          and Development


                               *By:    Jeffrey P. Cohen
                                    ---------------------------------
                                       Jeffrey P. Cohen
                                       Attorney-in-Fact